UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2025

Commission File Number: 001-41430

Pagaya Technologies Ltd.
(Exact name of registrant as specified in its charter)

Israel	98-1704718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

335 Madison Ave, 16th Floor
New York, New York	10017
(Address of principal executive offices)	(Zip Code)
(646) 710-7714
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, no par value	PGY	The NASDAQ Stock Market LLC
Warrants to purchase Class A Ordinary Shares	PGYWW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Indenture and Notes

On July 28, 2025, Pagaya US Holding Company LLC (“Pagaya US”), a wholly-owned subsidiary of Pagaya Technologies Ltd. (the “Company”), issued $500 million aggregate principal amount of its 8.875% Senior Notes due 2030 (the “Notes”) in connection with the purchase agreement dated July 23, 2025 with Wells Fargo Securities LLC as representative of the initial purchasers.

The Company intends to use the net proceeds from the Notes offering to repay all of the outstanding borrowings under its existing credit facilities and approximately $100 million of certain outstanding secured borrowings and to pay related fees and expenses with the remainder for general corporate purposes.

The Notes were issued pursuant to an Indenture dated July 28, 2025 (the “Indenture”), among Pagaya US, the Company, certain of the Company’s subsidiaries named in the Indenture (the “Subsidiary Guarantors” and, together with the Company, the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes bear interest from July 28, 2025 at a rate of 8.875% per annum, payable semiannually in arrears on February 1 and August 1 of each year, beginning on February 1, 2026. The Notes will mature on August 1, 2030 (the “maturity date”), unless earlier repurchased or redeemed.

The Notes are fully and unconditionally guaranteed (the “note guarantees”), on a senior, unsecured basis, by the Guarantors. The Notes were offered in the United States and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, that are also qualified purchasers, as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended, and the rules thereunder, and are acquiring the notes for their own account or for the account of another person, over which they exercise sole discretion, who also meets the criteria of a qualified institutional buyer and a qualified purchaser.

The Notes and the note guarantees are general unsecured senior obligations of Pagaya US and the Guarantors, respectively.

The Notes will be redeemable at the option of Pagaya US. At any time prior to August 1, 2027, Pagaya US may redeem the Notes, in whole or in part, at its option at a redemption price equal to 100.000% of the principal amount of the Notes plus a make-whole premium described in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date. On and after August 1, 2027, Pagaya US may redeem the Notes, in whole or in part, at the redemption prices set forth in the Indenture.

In addition, at any time prior to August 1, 2027, Pagaya US may, from time to time, redeem up to 40% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds from certain equity offerings at the redemption price set forth in the Indenture, if not less than 50% of the aggregate principal amount of the notes remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.

The Notes may be redeemed at the option of Pagaya US, in whole but not in part, at the principal amount thereof plus accrued and unpaid interest to, but not including, the redemption date, in certain circumstances in which the applicable Guarantor would become obligated to pay additional amounts under the Indenture.

If a Change of Control (as defined in the Indenture) occurs, Pagaya US must offer to repurchase all of the Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

The Indenture contains covenants that limit the ability of the Company and any of its restricted subsidiaries (including Pagaya US) to, among other things:
•incur or guarantee additional indebtedness or issue certain preferred stock;
•pay dividends on capital stock or redeem, repurchase or retire our capital stock or subordinated indebtedness;
•transfer or sell certain assets;
•create certain liens;

•make certain investments;
•enter into agreements that restrict dividends or other payments from restricted subsidiaries to the Company;
•consolidate, merge or transfer all or substantially all of the Company’s assets;
•engage in certain transactions with affiliates; and
•designate unrestricted subsidiaries.

The Indenture also contains customary provisions relating to events of default.

A copy of the Indenture and form of Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Credit Agreement Amendment

On July 28, 2025, the Company, as a borrower, Pagaya US, as a borrower, the lenders from time to time party thereto (the “Lenders”) and Acquiom Agency Services LLC, as administrative agent (“Acquiom”) entered into Amendment No. 3 (the “Credit Agreement Amendment”) to the credit agreement, dated as of February 2, 2024 (such agreement, as amended from time to time, the “Credit Agreement” and as amended and in effect immediately prior to the Credit Agreement Amendment, the “Prior Credit Agreement,” and the Prior Credit Agreement, as amended by the Credit Agreement Amendment, the “Amended Credit Agreement”) among the Company, Pagaya US, the Lenders and Acquiom.

The Credit Agreement Amendment amended the Prior Credit Agreement to permit the incurrence of the Notes, and payments thereunder, including any repurchase or redemption thereof and making certain other changes.
Certain of the Lenders and agents under the Amended Credit Agreement and their respective affiliates have provided, and may in the future provide, investment banking, commercial lending, financial advisory and other services to the Company and its subsidiaries and have received, or may in the future receive, customary fees and commissions or other payments in connection therewith.

A copy of the Credit Agreement Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01. Other Events.

Press Release

On July 28, 2025, the Company issued a press release announcing the closing of the offering. A copy of the press release is filed herewith as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the offering of the Notes and the anticipated use of net proceeds from the offering. Our use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. The events described in our forward-looking statements are subject to a number of risks and uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those expressed or implied by these forward-looking statements. For a discussion of risk factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this Report, you should refer to the Company’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section contained therein. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of July 28, 2025, by and among the Pagaya US, the Guarantors and the Trustee.
4.2	Form of Global Note, representing Pagaya US’s 8.875% Senior Notes due 2030 (included as Exhibit A to the Indenture filed as Exhibit 4.1).
10.1	Amendment No. 3 to the Credit Agreement, dated as of July 28, 2025, among the Company as a borrower, Pagaya US as a borrower, the Lenders and Acquiom, as administrative agent
99.1	Press Release issued by Pagaya Technologies Ltd. announcing the closing of its senior unsecured notes offering, dated July 28, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAGAYA TECHNOLOGIES LTD.

Date: July 28, 2025	By:	/s/ Evangelos Perros
	Name:	Evangelos Perros
	Title:	Chief Financial Officer